                                                                    EXHIBIT 10.2

                               CUMULUS MEDIA INC.
                           2004 EQUITY INCENTIVE PLAN
                         ------------------------------

                      FORM OF STOCK OPTION AWARD AGREEMENT
                         ------------------------------

You are hereby awarded the following stock option (the "Option") to purchase Class A Common Stock, $.01 par value, of Cumulus Media Inc. (the "Company"), subject to the terms and conditions set forth in this Stock Option Award Agreement (this "Award") and in the Cumulus Media Inc. 2004 Equity Incentive Plan (the "Plan"), a summary plan description of which is attached hereto as Exhibit A. Capitalized terms used and not otherwise defined herein shall have the meanings given in the Plan.

1. VARIABLE TERMS. The Option shall be controlled by and interpreted according to the following terms:


        Name of Optionee:

        Type of Stock Option:             / /  Incentive Stock Option (ISO)
                                          / /  Non-Incentive Stock Option

        Number of Shares subject to Award:___________________________________

        Option Price per Share:           $
                                          ___________________________________

        Date of Award:                    ___________________________________


        Expiration Date:                  / / fifth anniversary of Date of Award
                                          / / tenth anniversary of Date of Award

        Termination:




        Vesting Schedule:


       ________________________________________________________________________________________
                          Installment
         (percentage of number of shares listed above)            Installment Vesting Date
       ________________________________________________________________________________________


       ________________________________________________________________________________________

Additional Variable Terms:

2. EXPIRATION OF OPTION. This Award and the Option thereunder shall expire at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the date as determined by the "Termination" provision in Section 1.

3. RIGHT TO EXERCISE. The amount of Shares for which the Option may be exercised is cumulative; that is, if the Optionee fails to exercise all of the Shares subject to the Option during any period set forth above, then any Shares subject to the Option that were not exercised during such period may be exercised during any subsequent period, until the termination of the Option pursuant to Section 2 of this Award and the terms of the Plan.

4. PREMATURE DISPOSITION OF AN ISO. If the Optionee sells or otherwise disposes of Shares acquired upon the exercise the Option (if the Option is an ISO) within 1 year from the date such Shares were acquired or 2 years from the Date of Award, the Optionee agrees that the Optionee will deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

5. MANNER OF EXERCISE OF THE OPTION. The Option shall be exercised by payment of the Option Price by the Optionee to the Company. The Option Price shall be payable (i) in cash or by check acceptable to the Company; (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months having a value at the time of exercise equal to the total Option Price; or (iii) by a combination of such methods of payment. The requirement of payment in cash shall be deemed satisfied if the Optionee shall have made arrangements satisfactory to the Company with a bank or broker who is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the Option Price plus payment of any applicable withholding taxes and interest amount and pursuant to which the bank or broker undertakes to deliver the full Option Price plus payment of any applicable withholding taxes and interest at the "applicable federal rate" within the meaning of that term under Section 1274 of the Code, or any successor provisions thereafter, for the period from the date of exercise to the date of payment, to the Company on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business.

6. TERMINATION OF CONTINUOUS SERVICE. In all events where the Optionee's continuous service to the Company is terminated, the Option (including the vesting periods set forth in the schedule above) awarded hereunder shall be governed by the applicable provisions of Section 1 of this Award.

7. SUBJECT TO PLAN. This Option is subject to all of the terms and conditions of the Plan, and by executing this Award, the Optionee agrees to be bound by all of the Plan's terms and conditions as if it had been set out verbatim in this Award. In addition, the Optionee recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by the Board of Directors of the Company (or a committee thereof), and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including the Optionee, his or her heirs, and representatives.

8. DESIGNATION OF BENEFICIARY. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award, the Optionee may expressly designate a beneficiary (the "Beneficiary") to his or her interest in the Option awarded hereby. The Optionee shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B (the "Designation of Beneficiary") and delivering an executed copy of the Designation of Beneficiary to the Company.

9. NOTICES. Any notice, payment or communication required or permitted to be given by any provision of this Award shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at the address set forth on the signature page hereto (attention: Chief Financial Officer); (ii) if to Optionee, at the address set forth below his or her signature on the signature page hereto. Each party may, from time to time, by written notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.

10. BINDING EFFECT. Except as otherwise provided in this Award or in the Plan, every covenant, term, and provision of this Award shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

11. HEADINGS. Section and other headings contained in this Award are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award or any provision hereof.

12. SEVERABILITY. Every provision of this Award and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award.

13. GOVERNING LAW. The laws of the State of Georgia shall govern the validity of this Award, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

14. COUNTERPARTS. This Award may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.









                            (SIGNATURE PAGE FOLLOWS)

              BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the Option is awarded under and governed by the terms and conditions of this Award and the Plan.

                                        CUMULUS MEDIA INC.



                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:





              The undersigned Optionee hereby accepts the terms of this Award and the Plan.



                                        By:
                                            ------------------------------------


                                        Address:

                                    EXHIBIT A

PLAN DESCRIPTION




                               CUMULUS MEDIA INC.

                                    ---------




                      CLASS A COMMON STOCK, $.01 PAR VALUE


                                   ----------




                  CUMULUS MEDIA INC. 2004 EQUITY INCENTIVE PLAN


This plan description relates to the 2,795,000 shares of Class A Common Stock, par value $.01 per share, of Cumulus Media Inc., a Delaware corporation, that have been registered under the Securities Act of 1933 and reserved for sale or issuance upon the exercise or grant of awards under the Cumulus Media Inc. 2004 Equity Incentive Plan, referred to in this plan description as the "plan." This plan description summarizes the main features of the plan, but you should refer to the plan itself if you have additional questions since the terms of the plan govern your rights regarding any awards you may receive under the plan.

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
              COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933.

                The date of this plan description is May 3, 2004.

                                TABLE OF CONTENTS



                                                                           Page
                                                                           ----

GENERAL .....................................................................1

THE PLAN.....................................................................1

     Nature and Purpose of the Plan..........................................1

     Shares Available Under the Plan.........................................1

     Persons Who May Participate in the Plan.................................2

     General Terms and Conditions of Awards under the Plan...................2

              General........................................................2

              Option Rights..................................................2

              Restricted Shares..............................................4

              Deferred Shares................................................4

              Withholding Taxes..............................................5

              Transferability................................................5

              Adjustments....................................................5

              Change in Control..............................................6

              Foreign Employees..............................................6

ADMINISTRATION OF THE PLAN...................................................6

AMENDMENTS, ETC..............................................................7

TERM.........................................................................7

U.S. FEDERAL INCOME TAX INFORMATION..........................................7

         Nonqualified Stock Options..........................................7

         Incentive Stock Options.............................................8

         Restricted Shares...................................................9

         Deferred Shares....................................................10

         General Matters....................................................10

SUPPLEMENTAL INFORMATION....................................................11

         Incorporation of Documents by Reference............................11

         Additional Information.............................................11



                                     GENERAL


     Information about the plan, which was adopted by our board of directors on March 22, 2004 and was approved by our stockholders on April 30, 2004, is included below. You may obtain a copy of the plan and additional information about the plan and the plan administrator, as well as the other information referred to under "Supplemental Information," by contacting the Director of Human Resources at our principal executive offices, which are located at 3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia 30305, or by telephone at (404) 949-0700. In this plan description, unless otherwise specified, "Cumulus Media," "we," "us" and "our" mean Cumulus Media Inc. and our subsidiaries, and "you" means the plan participants.

     The plan provides for grants of options to purchase shares of Class A Common Stock, awards of restricted shares of Class A Common Stock, and awards of deferred shares of Class A Common Stock. These awards may be made to our current and prospective officers, key employees, non-employee directors and consultants. More information about these awards and the plan is provided below.

     The plan is generally administered by our board, which may from time to time delegate all or any part of its authority under the plan to the Compensation Committee of the board (or a subcommittee thereof). To the extent of any such delegation, references in the plan and this plan description to our board will be deemed to be references to the Compensation Committee (or subcommittee thereof).

     The plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code. You will not receive reports regarding awards held under the plan.



                                    THE PLAN


NATURE AND PURPOSE OF THE PLAN

     The purpose of the plan is to attract and retain our officers, key employees, non-employee directors and consultants and to provide to those persons incentives and rewards for superior performance.

SHARES AVAILABLE UNDER THE PLAN

     The aggregate number of shares of Class A Common Stock subject to awards that may be granted under the plan is 2,795,000. Awards under the plan may be in the form of stock options, restricted stock or deferred stock. Of the aggregate number of shares of Class A Common Stock available under the plan, up to 1,400,000 shares may be granted as incentive stock options, or ISOs, and up to 925,000 shares may be awarded as either restricted or deferred shares. In addition, no one person may receive options exercisable for more than 500,000 shares of Class A Common Stock in any one calendar year.

PERSONS WHO MAY PARTICIPATE IN THE PLAN

     Under the plan, our current and prospective officers, key employees, non-employee directors and consultants are eligible to participate, provided that such persons are selected by the board to receive benefits under the plan.

     As of April 30, 2004, approximately 50 corporate-level officers and employees and non-employee directors and approximately 500 market-level officers and employees were eligible to participate in the plan.

GENERAL TERMS AND CONDITIONS OF AWARDS UNDER THE PLAN

     GENERAL

     The plan provides for long-term incentives, which may be awards of options to purchase shares of Cumulus Media Class A Common Stock or restricted shares or deferred shares of Class A Common Stock to our officers, key employees, directors and consultants. The terms and conditions of these awards are described below. References in this plan description to the "date of grant" refer to the date specified by the board as the date on which the award becomes effective.

     We will not be required to issue any fractional shares of common stock under the plan. The board may provide for the elimination of fractions or for the settlement of fractions in cash based on the market value per share of common stock on the date of settlement.

     In the case of termination of employment or service by reason of death, disability or retirement, or in the case of hardship or other special circumstances, of a participant who holds:

     o    an option right not immediately exercisable in full,

     o any restricted shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or

     o any deferred shares as to which the deferral period has not been completed,

     the board may, in its sole discretion, accelerate the time at which the option right may be exercised, the time at which the substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when the deferral period will end, or may waive any other limitation or requirement under any of these awards.

     OPTION RIGHTS

     The board may authorize the grant to you of options to purchase shares of Class A Common Stock. The rights to purchase shares of Class A Common Stock upon exercise of the options granted under the plan are referred to as "option rights." Each grant of option rights may utilize any or all of the authorizations, and will be subject to all of the requirements, among others, described below:

          Each grant will specify the number of shares of Class A Common Stock to which it pertains, subject to the limitations set forth in the plan.

     Each grant will specify a purchase price payable for each share upon exercise of an option, which is referred to in the plan as the "Option Price." The Option Price may not be less than the Market Value per Share on the day immediately preceding the date of grant. "Market Value per Share" means, as of any particular date, the closing price of the common stock on a national stock exchange, or if that date is not a business date, the immediately preceding business date.

     Each grant will specify whether the Option Price will be payable:

          in cash or by check acceptable to Cumulus Media,

          by the actual or constructive transfer to Cumulus Media of shares of Class A Common Stock that you have owned for at least six months, having a value at the time of exercise equal to the total Option Price, or by a combination of these methods of payment.

     To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to Cumulus Media of some or all of the shares to which the exercise relates.

          Each grant will specify the period or periods of continuous service with us that is necessary before your option rights or installments of option rights will become exercisable, and may provide for the earlier exercise of those option rights in the event of a Change in Control. See "-- Change in Control" for a description of events that will constitute a Change in Control.

     Any grant of option rights may specify management objectives that must be achieved as a condition to the exercise of the rights.

     Option rights granted under the plan may be:

          options, including, without limitation, incentive stock options, that are intended to qualify under particular provisions of the Internal Revenue Code of 1986, as amended,

          options that are not intended so to qualify, or

          combinations of the foregoing.

     No option right will be exercisable more than 10 years from the date of grant.

          Each grant of option rights will be evidenced by an agreement or other board-approved writing containing terms and provisions, consistent with the plan, as the board may approve.

     RESTRICTED SHARES

     The board may also authorize the grant or sale to you of restricted shares, which are shares of Class A Common Stock as to which neither substantial risk of forfeiture nor the prohibition on transfers described below have expired. Each grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, among others, described below:

     (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Class A Common Stock to you in consideration of the performance of services, entitling you to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer.

     Each grant or sale will provide that the restricted shares covered by the grant or sale will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the board at the date of grant, and may provide for the earlier termination of this period in the event of a Change in Control. See "-- Change in Control" for a description of what will constitute a Change in Control.

     Each grant or sale will provide that during the period for which the substantial risk of forfeiture is to continue, the transferability of the restricted shares will be prohibited or restricted in the manner and to the extent prescribed by the board at the date of grant.

     Any grant of restricted shares may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the shares.

     Each grant or sale of restricted shares will be evidenced by an agreement or other board-approved writing containing terms and provisions, consistent with the plan, as the board may approve. Unless otherwise directed by the board, all certificates representing restricted shares will be held in custody by us until all restrictions on those shares have lapsed, together with a stock power executed by you (or the person in whose name the certificates are registered), endorsed in blank and covering the restricted shares.

     DEFERRED SHARES

     The board may also authorize the grant or sale of deferred shares to you, which are awards of the right to receive shares of Class A Common Stock at the end of a specified deferral period. Each grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, among others, described below:

          (a) Each grant or sale will constitute the agreement by Cumulus Media to deliver shares of Class A Common Stock to you in the future in consideration of the performance of services, but subject to the fulfillment of any conditions during the deferral period as the board may specify.

          (b) Each grant or sale will be subject to a deferral period of not less than one year, as determined by the board on the date of grant, and may provide for the earlier lapse or other modification of the deferral period in the event of a Change in Control. See "-- Change in Control" for a description of what will constitute a Change in Control.

          (c) During the deferral period, you will have no right to transfer any rights under you award and will have no rights of ownership in the deferred shares and no right to vote them.

          (d) Each grant or sale of deferred shares will be evidenced by an agreement or other board-approved writing containing terms and provisions, consistent with the plan, as the board may approve.

     WITHHOLDING TAXES

     To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the plan, and the amounts available to us for this withholding are insufficient, the participant or the other person will be required to make arrangements satisfactory to us for payment of the balance of the taxes required to be withheld, which arrangements, in the discretion of the board, may include relinquishment of a portion of the benefit.

     TRANSFERABILITY

     The plan includes restrictions on your ability to transfer any awards as follows:

          (a) Except as otherwise determined by the board, you may not transfer an no option right or other derivative security granted under the plan other than by will or the laws of descent and distribution. Except as otherwise determined by the board, option rights will be exercisable during your lifetime only by you or your guardian or legal representative.

          (b) The board may specify at the date of grant that part or all of the shares of common stock that are (i) to be issued or transferred by Cumulus Media upon the exercise of option rights or upon the termination of the deferral period applicable to deferred shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer applicable to restricted shares under the plan, will be subject to further restrictions on transfer.

     ADJUSTMENTS

     The board may make or provide for adjustments in the numbers of shares of Class A Common Stock covered by outstanding option rights and deferred shares granted under the plan as required to prevent dilution or enlargement of your rights that otherwise would result from:

          (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Cumulus Media,

          (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or

          (c) any other corporate transaction or event having an effect similar to any of the events described in (a) and (b) above.

     Moreover, in the event of any transaction or event described above, the board, in its discretion, may provide in substitution for any or all outstanding awards under the plan any alternative consideration or make or provide for adjustments in the numbers of shares available under the plan as the board may determine is appropriate to reflect any transaction or event described above.

     CHANGE IN CONTROL

     For purposes of the plan, except as may be otherwise prescribed by the board in an agreement evidencing a grant or award made under the plan, a "Change in Control" means the occurrence of any of the following events:

          (a) the acquisition by any person except under specified circumstances, of beneficial ownership of 35% or more of the voting power of Cumulus Media;

          (b) a change in majority of the members of the board occurs under certain circumstances;

              consummation of certain business combinations involving us;

          (c) approval by our stockholders of our complete liquidation or dissolution; or

          (d) such other event as the board may determine by express resolution to constitute a Change in Control for purposes of the plan.

     FOREIGN EMPLOYEES

     In order to facilitate the making of any grant or combination of grants under the plan, the board may provide for special terms for awards to participants who are foreign nationals or who are employed by us outside of the United States as the board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.



                           ADMINISTRATION OF THE PLAN


     The plan will be administered by the board, which may from time to time delegate all or any part of its authority under the plan to the Compensation Committee of the board (or a subcommittee thereof). The interpretation and construction by the board of any provision of the plan or of any agreement, notification or document evidencing the grant of option rights, restricted shares or deferred shares and any determination by the board under any provision of the plan or of any such agreement, notification or document, will be final and conclusive. No member of the board will be liable for any action or determination made in good faith.

                                AMENDMENTS, ETC.


     The board may at any time amend the plan in whole or in part. However, any amendment that must be approved by our stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market (or the securities exchange upon which the shares of common stock are traded or quoted) will not be effective unless and until stockholder approval has been obtained.

     The board may permit participants to elect to defer the issuance of shares of Class A Common Stock or the settlement of awards in cash under the plan pursuant to any rules, procedures or programs it may establish for purposes of the plan.

     The board may condition the grant of any award or combination of awards authorized under the plan on your surrender or deferral of your right to receive a cash bonus or other compensation otherwise payable by us.

     The plan will not confer upon you any right with respect to continuance of employment or other service with us, nor will the plan interfere in any way with any right we would otherwise have to terminate your employment or other service at any time.



                                      TERM


     No grant may be made under the plan after April 30, 2014, but all grants made on or before that date will continue in effect after that date, subject to the terms of both the grants and the plan.



                       U.S. FEDERAL INCOME TAX INFORMATION


     The following is a summary of certain of the U.S. federal income tax consequences of certain transactions under the plan by participants who either are U.S. citizens or residents. The discussion is based on the Internal Revenue Code as amended to date, applicable proposed and final Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change.

NONQUALIFIED STOCK OPTIONS

     A participant will not recognize income upon the grant of a non-qualified stock option. In general, the participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the underlying shares of Class A Common Stock at the time of exercise over the option price. Upon a subsequent sale of the shares received upon exercise, any difference between the net proceeds on the sale and the fair market value of the shares on the date of exercise will be taxed as capital gain or loss (long- or short-term, depending on the holding period).

     If a participant pays the option price of a non-qualified stock option in whole or in part by the surrender of shares of Class A Common Stock he or she already owns, he or she will not recognize gain or loss on the surrender of such shares to the extent that their fair market value equals that of the shares received. To that extent, the shares received will have a tax basis equal to the basis of the shares surrendered, and the participant's holding period of the shares received will include the holding period of the shares surrendered. To the extent that the value of the shares received upon exercise exceeds the value of the shares surrendered, such excess, reduced by the amount of any cash paid by the participant, will be ordinary income. Further, the shares received that represent such excess in value will have a basis equal to their fair market value. The participant's holding period for any excess shares will commence on the day they are acquired. If, however, the shares surrendered are considered substantially nonvested property within the meaning of Section 83 of the Internal Revenue Code, a Section 83(b) election (defined below) with respect to such shares has not been made, and certain shares received upon exercise are considered substantially nonvested property, the participant will generally recognize ordinary income in the year or years in which the restrictions terminate on the shares received.

INCENTIVE STOCK OPTIONS

     A participant will not recognize income upon the grant of an incentive stock option. In addition, a participant will not recognize income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements. To satisfy the employment requirement, a participant must exercise the option not later than 3 months after he or she ceases to be an employee of Cumulus Media (1 year if he or she is disabled). To satisfy the holding period requirement, a participant must hold the optioned shares of Class A Common Stock more than 2 years from the grant of the option and more than 1 year after the transfer of the shares to him or her. If these requirements are satisfied, on the sale of such shares, the participant will be taxed on any gain, measured by the difference between the participant's basis in such shares and the net proceeds of the sale, at long-term capital gains rates.

     If shares of Class A Common Stock acquired upon the timely exercise of an incentive stock option are sold, exchanged, or otherwise disposed of without satisfying the holding period requirement (a "disqualifying disposition"), the participant will, in the usual case, recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the underlying shares at the time of exercise over the option price. Upon a disqualifying disposition that constitutes a sale or exchange with respect to which any loss (if sustained) would be recognized, the amount includible in ordinary income will be limited to the excess, if any, of the net amount realized on the sale or exchange over the participant's basis in such shares. In general, such a disposition is a transaction with an unrelated third party that is not subject to the wash-sale provisions of the Internal Revenue Code.

     If a participant pays the option price of an incentive stock option by the surrender of shares of Class A Common Stock he or she already owns, he or she will not recognize gain or loss on the surrender of such shares to the extent that their fair market value equals that of the shares received. To that extent, the shares received will have a basis equal to the basis of the shares surrendered, and the participant's holding period of the shares received will include the holding period of the shares surrendered. To the extent that the value of the shares received exceeds the value of the shares surrendered, those shares received that represent such excess in value will have a basis equal to zero and a holding period that will commence on the day they are acquired. If a participant surrenders shares acquired through the previous exercise of an incentive stock option before the end of the requisite holding period, however, the participant may recognize ordinary income on the surrender of such shares.

     INDIVIDUALS ARE SUBJECT TO AN ALTERNATIVE MINIMUM TAX BASED UPON AN EXPANDED TAX BASE TO THE EXTENT SUCH TAX EXCEEDS THE REGULAR TAX LIABILITY. THE ALTERNATIVE MINIMUM TAX IS IMPOSED ON ALTERNATIVE MINIMUM TAXABLE INCOME IN EXCESS OF AN EXEMPTION AMOUNT. ALTERNATIVE MINIMUM TAXABLE INCOME GENERALLY IS THE TAXPAYER'S TAXABLE INCOME, INCREASED OR DECREASED BY CERTAIN ADJUSTMENTS AND INCREASED BY CERTAIN PREFERENCES. INCENTIVE STOCK OPTIONS ARE GENERALLY TREATED FOR ALTERNATIVE MINIMUM TAX PURPOSES IN A MANNER SIMILAR TO THE REGULAR TAX TREATMENT OF NON-QUALIFIED STOCK OPTIONS. FOR EXAMPLE, UPON THE EXERCISE OF AN INCENTIVE STOCK OPTION, THE AMOUNT OF THE EXCESS OF THE FAIR MARKET VALUE OF THE UNDERLYING SHARES AT THE TIME OF EXERCISE OVER THE OPTION PRICE WILL BE INCLUDED IN ALTERNATIVE MINIMUM TAXABLE INCOME, AND THE BASIS OF THE SHARES WILL EQUAL ITS FAIR MARKET VALUE WHEN THE OPTION IS EXERCISED. A TAX CREDIT MAY BE AVAILABLE IN A SUBSEQUENT TAXABLE YEAR FOR SOME OR ALL OF ANY ALTERNATIVE MINIMUM TAX PAID.

     Options otherwise qualifying as incentive stock options will be treated as non-qualified stock options to the extent that the aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all of Cumulus Media's plans) exceeds $100,000. This rule is applied by taking the options into account in the order granted.

RESTRICTED SHARES

     A participant will not recognize income upon the receipt of restricted shares unless the participant makes an election under Section 83(b) of the Internal Revenue Code (a "Section 83(b) Election") within 30 days after the transfer of the shares to him or her to have such shares taxed to him or her as ordinary income at their fair market value on the date of transfer less the amount, if any, paid by him or her.

     If the participant makes a Section 83(b) Election, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of such shares (determined without regard to the restrictions imposed) at the time of transfer over any amount paid by the participant therefor. If a participant makes a Section 83(b) Election with respect to shares of Class A Common Stock that are subsequently forfeited he or she will not be entitled to deduct any amount previously included in income by reason of such election. If a participant does not make a Section 83(b) Election, he or she will recognize ordinary income in the year or years in which the restrictions terminate, in an amount equal to the excess, if any, of the fair market value of such shares on the date the restrictions expire or are removed over any amount paid by the participant therefor. If a Section 83(b) Election has not been made, any unrestricted dividends received with respect to shares subject to restrictions will be treated as additional compensation income and not as dividend income.

DEFERRED SHARES

     A participant will not recognize income upon the grant of deferred shares. Any subsequent transfer of unrestricted shares of Class A Common Stock in satisfaction of such grant will generally result in the participant recognizing ordinary income at the time of transfer, in an amount equal to the fair market value of the shares at the time of such transfer, reduced by any amount paid by the participant. If the shares transferred pursuant to such a grant constitute substantially nonvested property within the meaning of Section 83 of the Internal Revenue Code, the rules described above for restricted shares will generally be applicable to such shares.

GENERAL MATTERS

     Any dividend equivalents awarded with respect to grants under the plan and paid in cash or unrestricted shares of common stock will be taxed to a participant at ordinary income rates when received by the participant.

     To the extent that a participant recognizes ordinary income in the circumstances described above, his or her employer, or Cumulus Media in the case of an award to a director, will be entitled to a corresponding deduction provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code and is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code.

     BECAUSE THE TAX CONSEQUENCES TO A PARTICIPANT MAY VARY DEPENDING ON HIS OR HER INDIVIDUAL CIRCUMSTANCES, EACH PARTICIPANT SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE FEDERAL AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES TO HIM OR HER.

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                            SUPPLEMENTAL INFORMATION


INCORPORATION OF DOCUMENTS BY REFERENCE

     We are incorporating by reference the following documents into this plan description:

     (a)  our annual report on Form 10-K for the year ended December 31, 2003;

     (b) our quarterly report on Form 10-Q for the period ended March 31, 2004; and

     (c) the description of the Class A Common Stock in amendment no. 1 to our registration statement on Form 8-A, filed August 2, 2002.

     All documents subsequently filed by Cumulus Media pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this plan description and prior to the filing of a post-effective amendment to the registration statement to which this plan description relates which indicates that all securities registered by the registration statement have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this plan description and to be made a part of this plan description from the dates of filing those documents.

ADDITIONAL INFORMATION

     We will provide the above documents, without charge, upon oral or written request to the Director of Human Resources at our principal executive offices, which are located at 3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia 30305, or by telephone at (404) 949-0700. In addition, we will deliver to each holder of awards under the plan copies of all reports, proxy statements or other communications distributed to our stockholders generally, no later than the time it is sent to our stockholders.

                                    Exhibit B

                           DESIGNATION OF BENEFICIARY

In connection with the STOCK OPTION AWARD AGREEMENT (the "Award") entered into on _______________ between CUMULUS MEDIA INC. (the "Company") and, an individual residing at (the "Optionee"), the Optionee hereby designates the person specified below as the beneficiary of the Optionee's interest in stock options to purchase Common Stock (as defined in the Award) of the Company awarded pursuant to the Award. This designation shall remain in effect until revoked in writing by the Optionee.


                     Name of Beneficiary:    ______________________


                     Address:                ______________________

                                             ______________________

                                             ______________________

                     Social Security No.:    ______________________


              The Optionee understands that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Optionee, including by delivery to the Company of a written designation of beneficiary executed by the Optionee on a later date.


                                             Date:    _________________________




                                               By: